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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Greenbrier Companies, Inc. 2004 Employee Stock Purchase Plan on Form S-8 of our reports dated November 14, 2003, appearing in the Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2003.

DELOITTE & TOUCHE LLP
Portland, Oregon

June 2, 2004